102 South Main Street

Greenville, SC 29601

864.421.1068

The South Financial Group Reports Fourth Quarter Results

GREENVILLE, SC – January 26, 2010 – The South Financial Group, Inc. (NASDAQ: TSFG) today reported a fourth quarter 2009 net loss available to common shareholders of $193.9 million, or $(0.90) per diluted share, compared to a net loss available to common shareholders of $340.8 million, or $(1.95) per diluted share, for third quarter 2009. Reconciliations of GAAP-reported results to operating results are provided in the attached financial highlights.

“Credit costs have begun to show signs of moderating, although they will continue to be challenging. We remain focused on assertively addressing credit issues and executing sales and liquidations of problem loans and foreclosed properties,” said H. Lynn Harton, President and CEO of The South Financial Group. “At the same time, our bankers are focused on strengthening our non-credit results. In the fourth quarter, we saw continued growth in core deposits, net interest margin expansion, and progress in reducing non-core loans. Finally, as part of our continued focus on balance sheet strength, we are suspending dividends on all remaining outstanding equity and capital instruments. While our year-end capital ratios exceeded well-capitalized regulatory requirements, the suspension of dividends will preserve approximately $4.5 million in capital on a quarterly basis going forward.”

Key points for the fourth quarter included:

•	A 7.6% linked-quarter decline in nonperforming loan balances to $399.0 million from $431.8 million at September 30, 2009, the second consecutive quarterly decline

•

A 15.3% linked-quarter decline in net loan charge-offs to $142.9 million from $168.6 million for third quarter 2009; fourth quarter 2009 net charge-offs included approximately $25 million related to acceleration of sales and resolutions of problem loans with an unpaid principal balance of $144 million

•

A 23.8% linked-quarter decrease in the provision for credit losses to $170.8 million from $224.2 million, increasing the allowance for credit losses to 4.45% of loans held for investment at December 31, 2009 and exceeding net charge-offs by $27.9 million

•	Continued reductions of non-core loans held for investment, down $277 million linked-quarter ($1.3 billion for 2009), while core loans declined $211 million linked-quarter

•	Continued period-end core deposit growth of 0.9% linked-quarter and 10.5% for 2009; this reflects the fifth consecutive quarter of period-end core deposit increases

•	A net interest margin of 2.97%, up 4 basis points linked-quarter, primarily from funding cost reductions

•

A decrease in operating noninterest income of $4.7 million linked-quarter, primarily from a lower gain on certain derivative activities, an adjustment to bank-owned life insurance (BOLI) income, the previously announced third quarter sales of ancillary businesses, and lower customer fee income

•	A decrease in operating noninterest expenses, excluding the impact of credit-related expenses and FDIC insurance premiums, of $1.7 million linked-quarter

•	Income tax expense of $23.8 million, primarily from continued valuation allowances for current period losses as well as changes in the taxes applicable to other comprehensive income

•	A decline in the tangible common equity ratio to 3.67%, due to the fourth quarter 2009 loss and a decrease in other comprehensive income

•	Capital ratios exceeded “well-capitalized” regulatory requirements for TSFG and Carolina First Bank at December 31, 2009

•	Announced suspension of dividend payments on all remaining outstanding equity and capital instruments, which will preserve approximately $4.5 million in capital on a quarterly basis

•	Increase in weighted average shares outstanding to 215.4 million, due to third quarter 2009 conversions of preferred stock into common

Net Interest Income and Average Balance Sheet

Fourth quarter 2009 net interest income increased $0.5 million to $80.5 million from $80.0 million in third quarter 2009 from net interest margin expansion, partially offset by lower average earning assets.

The tax-equivalent net interest margin for fourth quarter 2009 increased to 2.97%, up 4 basis points from 2.93% for third quarter 2009. An enhanced deposit mix, disciplined pricing, and downward pricing of certificates of deposit upon renewal improved customer funding costs by 20 basis points. This improvement was partially offset by a 53 basis point decline in investment security yields following actions taken to strengthen liquidity and reduce interest rate risk in the portfolio, including the sale of $325 million of higher-yielding mortgage-backed securities (MBS) and municipal securities during fourth quarter 2009 for a net gain of $6.2 million (which were reinvested into lower-yielding MBS).

Fourth quarter 2009 average loans decreased $456.6 million, or 5.0% linked-quarter, to $8.7 billion, and period-end loans held for investment decreased $488.1 million. For internal management purposes, TSFG segregates its loan portfolio into core ($7.0 billion at period-end) and non-core ($1.3 billion at period-end) loans, principally based on its ability to establish or expand a banking relationship. Loan balances declined due to reductions of non-core loans, sales and liquidations of problem loans, net loan charge-offs, and weaker loan demand. During fourth quarter 2009, period-end core loans declined $210.9 million, or 2.9% linked-quarter, while non-core loans declined $277.2 million, or 17.1% linked-quarter ($1.3 billion for 2009).

Fourth quarter 2009 average securities increased $334.4 million, or 18.1% linked-quarter, to $2.2 billion, and period-end securities increased $64.1 million.

Fourth quarter average core deposits (noninterest-bearing, interest checking, money market, and savings) increased $111.7 million, or 2.5% linked-quarter, and period-end core deposits increased $40.3 million. Fourth quarter 2009 customer funding levels (defined as total deposits less brokered deposits plus customer sweep accounts) remained relatively unchanged, as declines in certificates of deposit were offset by growth in core deposits and customer sweep accounts. Fourth quarter 2009 average wholesale borrowings, including brokered deposits and excluding customer sweep accounts, increased $203.6 million, while period-end wholesale borrowings declined $164.0 million.

Noninterest Income

Fourth quarter 2009 operating noninterest income (which excludes the non-operating items mentioned below) totaled $21.9 million, down $4.7 million from third quarter 2009. The decrease was largely attributable to a $1.6 million decline in the gain on certain derivative activities, a $1.0 million adjustment to BOLI cash surrender value due to various provisions of stable value contracts, and a $0.9 million decline in customer fee income. In addition, merchant processing income and wealth management income declined $0.6 million and $0.4 million, respectively, from the third quarter sales of ancillary businesses, which also reduced noninterest expenses.

Total noninterest income, including non-operating items, was $28.6 million for fourth quarter 2009, compared with $33.5 million for third quarter 2009. Non-operating noninterest income for fourth quarter 2009 included a $6.7 million net gain from the sale of securities, principally the sale of municipal securities. This compares with a $7.2 million gain, primarily from the sale of Carolina First Bank’s merchant processing portfolio, and a $0.3 million net loss on securities for third quarter 2009.

Noninterest Expenses

Operating noninterest expenses (which exclude the non-operating items mentioned below) totaled $99.7 million for fourth quarter 2009, a $10.9 million linked-quarter increase from $88.8 million for third quarter 2009, due to higher credit-related expenses, partially offset by expense reductions in many categories.

Excluding the impact of credit-related expenses and FDIC insurance premiums, all other operating noninterest expenses declined $1.7 million, or 2.3%, linked-quarter, driven by expense control throughout the Company and the sales of ancillary businesses (which had a corresponding decrease in noninterest income). Full-time equivalent employees totaled 2,214 at December 31, 2009, up from 2,196 at September 30, 2009 (principally from additions related to TSFG’s new SBA lending division) and down 11.6% from 2,505 at year-end 2008.

Credit-related noninterest expenses, which include loan collection and foreclosed asset expenses, gains or losses on nonmortgage loans held for sale, and losses on other real estate owned, and FDIC insurance premiums increased $12.6 million linked-quarter, primarily from a $10.6 million increase in losses and write-downs on other real estate owned.

Total noninterest expenses, including non-operating items, were $103.2 million for fourth quarter 2009, compared with $89.5 million for third quarter 2009. Fourth quarter 2009 non-operating noninterest expenses included a $3.5 million impairment charge for long-lived assets related to the corporate campus, which is being marketed for sale. Third quarter 2009 non-operating noninterest expenses included a $0.7 million impairment charge for long-lived assets related to the closing of office locations.

Credit Quality

At December 31, 2009, nonperforming loans held for investment totaled $399.0 million, a $32.8 million decrease from $431.8 million at September 30, 2009. Fourth quarter commercial loan sales included approximately $144 million in unpaid principal balance (versus $168 million for third quarter 2009). Commercial nonaccrual loans declined for the second consecutive quarter, and mortgage nonaccrual loans, including consumer lot loans, declined for the fourth quarter in a row. Nonperforming asset balances also decreased $22.2 million to $522.4 million at December 31, 2009. Despite the decline in nonperforming assets, nonperforming assets as a percentage of loans and foreclosed property increased to 6.13% at December 31, 2009 from 6.05% at September 30, 2009, due to lower period-end total loans. Nonperforming assets as a percentage of total assets declined to 4.39% at December 31, 2009 from 4.43% at September 30, 2009.

The provision for credit losses for fourth quarter 2009 totaled $170.8 million, compared with $224.2 million for third quarter 2009. For fourth quarter 2009, the provision for credit losses exceeded net loan charge-offs by $27.9 million. The overall allowance for credit losses increased to $373.1 million, or 4.45% of loans held for investment, up from $345.3 million, or 3.89% of loans held for investment, at September 30, 2009. The allowance coverage of nonperforming loans held for investment increased to 0.92 times at December 31, 2009 from 0.79 times at September 30, 2009.

Net loan charge-offs in fourth quarter 2009 decreased $25.7 million to $142.9 million, or 6.52% annualized of average loans held for investment, from $168.6 million, or 7.31% annualized, for third quarter 2009. Fourth quarter 2009 charge-offs included approximately $25 million in additional charge-offs related to sales and resolutions of problem loans, versus approximately $60 million for third quarter 2009.

Capital

Capital levels exceed “well-capitalized” standards for all regulatory capital ratios applicable to TSFG and Carolina First Bank at December 31, 2009. TSFG’s Tier 1 risk-based and Tier 1 common capital ratios totaled 9.93% and 4.04%, respectively, at December 31, 2009.

Tangible common equity to tangible assets at December 31, 2009 totaled 3.67%, down from 5.25% at September 30, 2009. The decrease was attributable to the fourth quarter 2009 net loss and a reduction in other comprehensive income. Tangible common book value per common share was $1.98 at December 31, 2009, down from $2.94 at September 30, 2009.

In connection with TSFG’s capital planning, the Company has decided to suspend the dividends on its (i) Cumulative Perpetual Preferred Stock, Series 2008-T (issued to the U.S. Treasury under the Capital Purchase Program); (ii) subordinated debentures to various trusts with applicable outstanding trust preferred securities; (iii) Mandatory Convertible Non-Cumulative Preferred Stock; (iv) Series 2000A Cumulative Fixed Rate REIT Preferred Stock; and (v) Series 2002C Cumulative Floating Rate REIT Preferred Stock. In the aggregate, the total quarterly dividends will preserve capital of approximately $4.5 million and cash of approximately $6.1 million quarterly. Certain of these dividends are cumulative, and the Company is restricted from certain actions until such dividends are declared and paid, including declaring or paying common dividends.

Conference Call / Webcast Information

The South Financial Group will host a conference call/webcast on Wednesday, January 27th at 10:00 a.m. ET to discuss fourth quarter 2009 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. For supplemental financial information and financial review presentation slides, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on January 26th or visit the Investor Relations section of its website under the Quarterly Results button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call:Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-866-430-4720 or 1-203-369-0923.

Webcast:To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 4th Quarter Financial Results Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until February 10, 2010.

General Information

The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At December 31, 2009, it had approximately $11.9 billion in total assets and 177 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as

Mercantile Bank), and on the Internet (as Bank CaroLine). At December 31, 2009, approximately 45% of TSFG’s total customer deposits were in South Carolina, 43% were in Florida, and 12% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income (loss) and operating measures, which exclude gains or losses on certain items deemed not to reflect core operations. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. They also include such items as return goals, loan growth, loan sales, customer funding growth, expense control, goodwill impairment, income tax rate and deferred tax assets, expected financial results for acquisitions, noninterest income, adequacy of capital and future capital levels, factors that will affect credit quality and the net interest margin, effectiveness of its hedging strategies, risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

PAGE 1, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/09 vs.

	12/31/09	9/30/09	12/31/08	9/30/09	9/30/09 Annualized	12/31/08

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$81,393	$81,118	$92,898	0.3%	1.3%	(12.4)%
Less: tax-equivalent adjustment	847	1,080	1,265	(21.6)	(85.6)	(33.0)

Net interest income	80,546	80,038	91,633	0.6	2.5	(12.1)
Provision for credit losses	170,761	224,179	122,926	(23.8)	(94.5)	38.9
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	21,856	26,522	28,451	(17.6)	(69.8)	(23.2)
Gain (loss) on securities	6,694	(286)	1,561	n/m	n/m	n/m
Gain on sale of ancillary businesses	—	7,234	—	n/m	n/m	n/m

Non-operating noninterest income	6,694	6,948	1,561	n/m	n/m	n/m

Total noninterest income	28,550	33,470	30,012	(14.7)	(58.3)	(4.9)

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	99,685	88,783	92,068	12.3	48.7	8.3
Goodwill impairment	—	—	237,618	n/m	n/m	n/m
Employment contracts and severance	—	—	9,599	n/m	n/m	n/m
Impairment of long lived assets	3,478	746	—	n/m	n/m	n/m
Loss on early extinguishment of debt	—	—	1,747	n/m	n/m	n/m
Loss on derivative collateral	—	—	1,061	n/m	n/m	n/m

Non-operating noninterest expenses	3,478	746	250,025	n/m	n/m	n/m

Total noninterest expenses	103,163	89,529	342,093	15.2	60.4	(69.8)

Income (loss) before income taxes	(164,828)	(200,200)	(343,374)	n/m	n/m	n/m
Income tax expense (benefit)	23,843	123,304	(33,435)	n/m	n/m	n/m

Net income (loss)	(188,671)	(323,504)	(309,939)	n/m	n/m	n/m
Preferred stock dividends and other (1)	(5,221)	(17,251)	(9,424)	n/m	n/m	n/m

Net income (loss) available to common shareholders	$(193,892)	$(340,755)	$(319,363)	n/m %	n/m %	n/m %

Per common share data:
Basic earnings (loss)	$(0.90)	$(1.95)	$(4.29)	n/m %	n/m %	n/m %
Diluted earnings (loss)	(0.90)	(1.95)	(4.29)	n/m	n/m	n/m
Cash dividends declared per common share	—	—	0.01	n/m	n/m	n/m
Average common shares outstanding:
Basic	215,365,464	174,426,381	74,505,656	23.5%	93.1%	189.1%
Diluted	215,365,464	174,426,381	74,505,656	23.5	93.1	189.1
PERFORMANCE RATIOS:
Total revenue:
GAAP (2)	$109,096	$113,508	$121,645	(3.9)%	(15.4)%	(10.3)%
Operating (3)	103,249	107,640	121,349	(4.1)	(16.2)	(14.9)
Return on average assets (4)	(6.12)%	(10.33)%	(8.94)%
Return on average common equity (5)	(93.05)	(133.73)	(99.16)
Return on average equity (4)	(64.42)	(85.43)	(76.17)
Net interest margin (tax-equivalent)	2.97	2.93	2.97
Cash operating efficiency ratio (6)	80.42	77.28	74.73

(1)	For the quarter ended September 30, 2009, includes $11.9 million for the value of common shares recorded as an inducement for early conversion of mandatorily convertible preferred stock.
(2)	The sum of net interest income and noninterest income.
(3)	The sum of tax-equivalent net interest income and operating noninterest income.
(4)	Return on average assets and return on average equity are calculated as net income (loss) divided by either average assets or average total equity.
(5)	Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.
(6)

The cash operating efficiency ratio is calculated as operating noninterest expenses before gain/loss on OREO, loss on nonmortgage loans held for sale, and amortization of intangibles divided by the sum of tax-equivalent net interest income and operating noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Year Ended

	12/31/09	12/31/08	% Change

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$335,778	$385,517	(12.9)%
Less: tax-equivalent adjustment	4,246	5,354	(20.7)

Net interest income	331,532	380,163	(12.8)
Provision for credit losses	668,904	344,589	94.1
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	102,765	116,955	(12.1)
Gain on securities	8,034	3,108	n/m
Gain on sale of ancillary businesses	7,234	—	n/m
Gain on Visa IPO share redemption	—	1,904	n/m

Non-operating noninterest income	15,268	5,012	n/m

Total noninterest income	118,033	121,967	(3.2)

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	390,848	346,650	12.8
Goodwill impairment	2,511	426,049	n/m
Employment contracts and severance	829	16,519	n/m
Impairment of long lived assets	21,600	—	n/m
FDIC special assessment	5,700	—	n/m
Branch acquisition and conversion costs	—	731	n/m
(Gain) loss on early extinguishment of debt	(3,043)	2,086	n/m
Loss on repurchase of auction rate securities	676	—	n/m
Visa-related litigation	—	(863)	n/m
Loss on derivative collateral	—	1,061	n/m

Non-operating noninterest expenses	28,273	445,583	n/m

Total noninterest expenses	419,121	792,233	(47.1)

Income (loss) before income taxes	(638,460)	(634,692)	n/m
Income tax expense (benefit)	37,794	(87,574)	n/m

Net income (loss)	(676,254)	(547,118)	n/m
Preferred stock dividends and other (1)	(60,689)	(21,658)	n/m

Net income (loss) available to common shareholders	$(736,943)	$(568,776)	n/m %

Per common share data:
Basic earnings (loss)	$(5.22)	$(7.78)	n/m %
Diluted earnings (loss)	(5.22)	(7.78)	n/m
Cash dividends declared per common share	0.02	0.22	(90.9)
Average common shares outstanding:
Basic	141,207,510	73,136,936	93.1%
Diluted	141,207,510	73,136,936	93.1
PERFORMANCE RATIOS:
Total revenue:
GAAP (2)	$449,565	$502,130	(10.5)%
Operating (3)	438,543	502,472	(12.7)
Return on average assets (4)	(5.28)%	(3.96)%
Return on average common equity (5)	(75.10)	(41.33)
Return on average equity (4)	(46.63)	(35.11)
Net interest margin (tax-equivalent)	2.92	3.09
Cash operating efficiency ratio (6)	77.92	67.59

(1)	For the year ended December 31, 2009, includes $32.4 million for the value of common shares recorded as an inducement for early conversion of mandatorily convertible preferred stock.
(2)	The sum of net interest income and noninterest income.
(3)	The sum of tax-equivalent net interest income and operating noninterest income.
(4)	Return on average assets and return on average equity are calculated as net income (loss) divided by either average assets or average total equity.
(5)	Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.
(6)

The cash operating efficiency ratio is calculated as operating noninterest expenses before gain/loss on OREO, loss on nonmortgage loans held for sale, and amortization of intangibles divided by the sum of tax-equivalent net interest income and operating noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

				% Change 12/31/09 vs.

	12/31/09	9/30/09	12/31/08	9/30/09	9/30/09 Annualized	12/31/08

BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$12,227,135	$12,428,707	$13,784,934	(1.6)%	(6.4)%	(11.3)%
Intangible assets	(230,129)	(235,986)	(481,380)	(2.5)	(9.8)	(52.2)

Tangible assets	11,997,006	12,192,721	13,303,554	(1.6)	(6.4)	(9.8)

Loans	8,706,846	9,163,404	10,344,242	(5.0)	(19.8)	(15.8)
Securities (1)	2,181,669	1,847,284	2,117,087	18.1	71.8	3.1
Total earning assets	10,888,797	11,010,863	12,462,457	(1.1)	(4.4)	(12.6)

Noninterest-bearing deposits	1,115,349	1,109,176	1,001,516	0.6	2.2	11.4
Total deposits (2)	9,458,249	9,278,472	9,630,077	1.9	7.7	(1.8)
Customer funding (3)	7,630,291	7,676,212	7,932,366	(0.6)	(2.4)	(3.8)
Wholesale borrowings (4)	3,250,421	3,046,830	4,032,710	6.7	26.5	(19.4)
Total funding	10,880,712	10,723,042	11,965,076	1.5	5.8	(9.1)

Preferred stock	335,302	491,365	337,439	(31.8)	(126.0)	(0.6)
Common equity	826,724	1,010,920	1,281,312	(18.2)	(72.3)	(35.5)

Shareholders’ equity	1,162,026	1,502,285	1,618,751	(22.6)	(89.9)	(28.2)
Intangible assets	(230,129)	(235,986)	(481,380)	(2.5)	(9.8)	(52.2)

Tangible equity	931,897	1,266,299	1,137,371	(26.4)	(104.8)	(18.1)

Loans/total earning assets	80.0%	83.2%	83.0%
Securities/total assets	17.8	14.9	15.4
Customer funding/total funding	70.1	71.6	66.3
Wholesale borrowings/total assets	26.6	24.5	29.3
Loans/customer funding	114.1	119.4	130.4

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$12,819,697	$13,019,389	$13,833,355			(7.3)%
Intangible assets	(238,825)	(241,755)	(532,517)			(55.2)

Tangible assets	12,580,872	12,777,634	13,300,838			(5.4)

Loans	9,478,536	9,738,592	10,374,423			(8.6)
Securities (1)	2,018,845	1,963,974	2,087,745			(3.3)
Total earning assets	11,497,608	11,702,775	12,478,993			(7.9)

Noninterest-bearing deposits	1,080,503	1,068,760	1,055,855			2.3
Total deposits (2)	9,342,906	9,304,036	9,690,581			(3.6)
Customer funding (3)	7,723,889	7,755,431	8,065,982			(4.2)
Wholesale borrowings (4)	3,432,202	3,493,463	4,019,601			(14.6)
Total funding	11,156,091	11,248,894	12,085,583			(7.7)

Preferred stock	469,036	514,104	181,849			157.9
Common equity	981,237	1,033,307	1,376,232			(28.7)

Shareholders’ equity	1,450,273	1,547,411	1,558,081			(6.9)
Intangible assets	(238,825)	(241,755)	(532,517)			(55.2)

Tangible equity	1,211,448	1,305,656	1,025,564			18.1

Loans/total earning assets	82.4%	83.2%	83.1%
Securities/total assets	15.7	15.1	15.1
Customer funding/total funding	69.2	68.9	66.7
Wholesale borrowings/total assets	26.8	26.8	29.1
Loans/customer funding	122.7	125.6	128.6

(1)	The average balances for investment securities exclude the unrealized gain/loss recorded for available for sale securities.
(2)	Total deposits include brokered deposits.
(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.
(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

				% Change 12/31/09 vs.

	12/31/09	9/30/09	12/31/08	9/30/09	9/30/09 Annualized	12/31/08

BALANCE SHEET DATA (Period End)
Loans held for sale	$15,758	$8,071	$30,963	95.2%	377.9%	(49.1)%
Loans held for investment	8,386,127	8,874,234	10,192,072	(5.5)	(21.8)	(17.7)
Allowance for loan losses	(365,642)	(339,536)	(247,086)	7.7	30.5	48.0
Allowance for credit losses	(373,126)	(345,256)	(249,874)	8.1	32.0	49.3
Securities (1)	2,222,917	2,158,846	2,094,367	3.0	11.8	6.1
Intangible assets	229,825	230,606	246,020	(0.3)	(1.3)	(6.6)
Total assets	11,894,982	12,300,792	13,602,326	(3.3)	(13.1)	(12.6)

Noninterest-bearing deposits	1,124,404	1,091,439	1,041,140	3.0	12.0	8.0
Total deposits (2)	9,296,212	9,488,788	9,405,717	(2.0)	(8.1)	(1.2)
Customer funding (3)	7,666,801	7,670,983	7,989,962	(0.1)	(0.2)	(4.0)
Wholesale borrowings (4)	3,068,982	3,232,949	3,749,898	(5.1)	(20.1)	(18.2)
Total funding	10,735,783	10,903,932	11,739,860	(1.5)	(6.1)	(8.6)
Mandatorily convertible preferred stock	4,650	4,650	238,700	—	—	(98.1)
Perpetual preferred stock	331,133	330,250	327,679	0.3	1.1	1.1
Common equity	657,391	863,801	1,054,152	(23.9)	(94.8)	(37.6)
Shareholders’ equity	993,174	1,198,701	1,620,531	(17.1)	(68.0)	(38.7)

CAPITAL RATIOS
Tier 1 risk-based capital (preliminary)	9.93%	11.19%	12.86%
Total risk-based capital (preliminary)	11.24	12.49	14.35
Leverage ratio (preliminary)	7.91	9.22	11.22
Tangible equity to tangible assets	6.54	8.02	10.29
Tangible common equity to tangible assets	3.67	5.25	6.05

SHARE DATA
Convertible preferred shares outstanding:
-Series 2008	4,650	4,650	238,700	—%	—%	(98.1)%
Common shares outstanding	215,455,541	215,371,687	74,643,649	—	0.2	188.6
Common book value per common share (5)	$3.05	$4.01	$14.12	(23.9)	(95.0)	(78.4)
Common tangible book value per common share (5)	1.98	2.94	10.83	(32.7)	(129.5)	(81.7)

OPERATIONS DATA
Branch offices	177	177	180	—%	—%	(1.7)%
ATMs	197	198	202	(0.5)	(2.0)	(2.5)
Employees (full-time equivalent)	2,214	2,196	2,505	0.8	3.3	(11.6)

(1)	During fourth quarter 2009, TSFG reclassified FHLB stock from securities to other assets. Amounts for prior periods have been reclassified to conform to the current presentation.
(2)	Total deposits include brokered deposits.
(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.
(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.
(5)

Common book value per common share is calculated as total shareholders’ equity less preferred stock divided by common shares outstanding. Common tangible book value per common share also excludes intangible assets.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

							% Change 12/31/09 vs.

	12/31/09		9/30/09		12/31/08		9/30/09	9/30/09 Annualized	12/31/08

CREDIT QUALITY
Loans held for investment	$8,386,127		$8,874,234		$10,192,072		(5.5)%	(21.8)%	(17.7)%
Allowance for loan losses	(365,642)		(339,536)		(247,086)		7.7		48.0
Allowance for credit losses	(373,126)		(345,256)		(249,874)		8.1		49.3

Nonperforming loans held for investment	$399,046		$431,791		$349,382		(7.6)%		14.2%
Nonperforming loans held for sale	—		—		16,282		n/m		n/m
Foreclosed property (other real estate owned and personal property repossessions)	123,314		112,771		48,993		9.3		151.7

Nonperforming assets	$522,360		$544,562		$414,657		(4.1)%		26.0%

Restructured loans not included in nonperforming assets	$26,128		$17,236		$6,249
Nonperforming loans held for investment as a % of loans held for investment	4.76%		4.87%		3.43%
Nonperforming assets as a % of loans and foreclosed property	6.13		6.05		4.04
Nonperforming assets as a % of total assets	4.39		4.43		3.05
Allowance for loan losses as a % of loans HFI	4.36		3.83		2.42
Allowance for credit losses as a % of loans HFI	4.45		3.89		2.45
Allowance for loan losses to nonperforming loans HFI	0.92	x	0.79	x	0.71	x
Loans past due 90 days or more (interest accruing)	$10,465		$7,467		$47,481				(78.0)%
Average loans held for investment:
Three months ended	8,697,056		9,146,694		10,308,823
Year to date	9,456,636		9,712,611		10,351,897
Net loan charge-offs:
Three months ended	142,891		168,603		76,052		(15.3)%		87.9%
Year to date	541,181		398,290		223,410				142.2
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	6.52%		7.31%		2.93%
Year to date	5.72		5.48		2.16

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/09 vs.

				9/30/09
	12/31/09	9/30/09	12/31/08	9/30/09	Annualized	12/31/08

NONINTEREST INCOME
Customer fee income	$13,290	$14,144	$13,237	(6.0)%	(24.0)%	0.4%
Wealth management income	4,481	5,319	6,287	(15.8)	(62.5)	(28.7)
Mortgage banking income	1,302	1,137	1,038	14.5	57.6	25.4
Bank-owned life insurance	1,656	2,797	3,939	(40.8)	(161.8)	(58.0)
Merchant processing income, net	—	591	697	n/m	n/m	n/m
Gain (loss) on certain derivative activities	32	1,597	(256)	n/m	n/m	n/m
Other	1,095	937	3,509	16.9	66.9	(68.8)

Operating noninterest income (noninterest income, excluding non-operating items)	21,856	26,522	28,451	(17.6)	(69.8)	(23.2)
Non-operating noninterest income	6,694	6,948	1,561	n/m	n/m	n/m

Total noninterest income	$28,550	$33,470	$30,012	(14.7)%	(58.3)%	(4.9)%

NONINTEREST EXPENSES
Personnel expense	$38,380	$40,283	$45,885	(4.7)%	(18.7)%	(16.4)%
Occupancy	9,600	9,658	9,946	(0.6)	(2.4)	(3.5)
Furniture and equipment	7,062	6,950	7,454	1.6	6.4	(5.3)
Professional services	3,876	4,034	4,533	(3.9)	(15.5)	(14.5)
Project NOW expense	—	114	271	n/m	n/m	n/m
Advertising and business development	1,293	1,264	2,611	2.3	9.1	(50.5)
Telecommunications	1,548	1,572	1,613	(1.5)	(6.1)	(4.0)
Amortization of intangibles	1,102	1,238	1,417	(11.0)	(43.6)	(22.2)
Regulatory assessments	6,278	6,181	3,452	1.6	6.2	81.9
Loan collection and foreclosed asset expense	8,117	6,835	4,558	18.8	74.4	78.1
(Gain) loss on nonmortgage loans held for sale	518	(41)	283	n/m	n/m	n/m
(Gain) loss on OREO	15,032	4,406	(316)	n/m	n/m	n/m
Other	6,879	6,289	10,361	9.4	37.2	(33.6)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	99,685	88,783	92,068	12.3	48.7	8.3
Non-operating noninterest expenses	3,478	746	250,025	n/m	n/m	n/m

Total noninterest expenses	$103,163	$89,529	$342,093	15.2%	60.4%	(69.8)%

	Year Ended

	12/31/09	12/31/08	% Change

NONINTEREST INCOME
Customer fee income	$52,803	$56,080	(5.8)%
Wealth management income	21,851	27,617	(20.9)
Mortgage banking income	5,694	5,260	8.3
Bank-owned life insurance	9,515	12,877	(26.1)
Merchant processing income, net	2,018	3,279	(38.5)
Gain (loss) on certain derivative activities	3,849	(207)	n/m
Other	7,035	12,049	(41.6)

Operating noninterest income (noninterest income, excluding non-operating items)	102,765	116,955	(12.1)
Non-operating noninterest income	15,268	5,012	n/m

Total noninterest income	$118,033	$121,967	(3.2)%

NONINTEREST EXPENSES
Personnel expense	$166,441	$182,237	(8.7)%
Occupancy	38,200	37,311	2.4
Furniture and equipment	27,758	27,561	0.7
Professional services	16,768	16,212	3.4
Project NOW expense	1,693	271	n/m
Advertising and business development	5,947	9,927	(40.1)
Telecommunications	6,197	6,140	0.9
Amortization of intangibles	4,917	6,138	(19.9)
Regulatory assessments	23,593	10,923	116.0
Loan collection and foreclosed asset expense	27,090	12,431	117.9
Loss on nonmortgage loans held for sale	11,776	283	n/m
Loss on OREO	32,435	633	n/m
Other	28,033	36,583	(23.4)

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	390,848	346,650	12.8
Non-operating noninterest expenses	28,273	445,583	n/m

Total noninterest expenses	$419,121	$792,233	(47.1)%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended

	12/31/09	9/30/09	12/31/08

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$(188,671)	$(323,504)	$(309,939)
Add: Income tax expense (benefit)	23,843	123,304	(33,435)

Income (loss) before income taxes	(164,828)	(200,200)	(343,374)
Non-operating items:
(Gain) loss on securities	(6,694)	286	(1,561)
Gain on sale of ancillary businesses	—	(7,234)	—
Goodwill impairment	—	—	237,618
Employment contracts and severance	—	—	9,599
Impairment of long lived assets	3,478	746	—
(Gain) loss on early extinguishment of debt	—	—	1,747
Loss on derivative collateral	—	—	1,061

PRE-TAX OPERATING LOSS (income (loss) before taxes, excluding non-operating items)	(168,044)	(206,402)	(94,910)
Add: Provision for credit losses	170,761	224,179	122,926

PRE-TAX, PRE-PROVISION OPERATING EARNINGS	2,717	17,777	28,016
Add: (Gain) loss on nonmortgage loans held for sale	518	(41)	283
Add: (Gain) loss on OREO	15,032	4,406	(316)

PRE-TAX, PRE-CREDIT OPERATING EARNINGS	$18,267	$22,142	$27,983

	Year Ended

	12/31/09	12/31/08

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$(676,254)	$(547,118)
Add: Income tax expense (benefit)	37,794	(87,574)

Income (loss) before income taxes	(638,460)	(634,692)
Non-operating items:
Gain on securities	(8,034)	(3,108)
Gain on sale of ancillary businesses	(7,234)	—
Gain on Visa IPO share redemption	—	(1,904)
Goodwill impairment	2,511	426,049
Employment contracts and severance	829	16,519
Impairment of long lived assets	21,600	—
FDIC special assessment	5,700	—
Branch acquisition and conversion costs	—	731
(Gain) loss on early extinguishment of debt	(3,043)	2,086
Visa-related litigation	—	(863)
Loss on repurchase of auction rate securities	676	—
Loss on derivative collateral	—	1,061

PRE-TAX OPERATING EARNINGS (LOSS) (income (loss) before taxes, excluding non-operating items)	(625,455)	(194,121)
Add: Provision for credit losses	668,904	344,589

PRE-TAX, PRE-PROVISION OPERATING EARNINGS	43,449	150,468
Add: Loss on nonmortgage loans held for sale	11,776	283
Add: Loss on OREO	32,435	633

PRE-TAX, PRE-CREDIT OPERATING EARNINGS	$87,660	$151,384

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.